BUSINESS PERMIT TO ENGAGE IN LPG
BUSINESS IN YUNNAN PROVINCE


Examined by Kunmin LPG Management Bureau. Kunmin Xinmao
Petrochemical Industrial co. Ltd. Is allowed to engage in LPG business




Kunmin LPG Management Bureau.

Serial No. 015                          May 1, 1993